Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 AND

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by CKX Lands, Inc. (the “Company”) of this Form 10-Q for the quarter ended June 30, 2026 (the “Report”), the undersigned hereby certifies, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 7, 2026

/s/ W. Gray Stream
W. Gray Stream
President
(Principal executive officer)